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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 1, 2005

                                  ZANETT, INC.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)

             Delaware                   0-27068            56-4389547
   ----------------------------       ------------     -------------------
   (State or other jurisdiction       (Commission         IRS Employer
         of incorporation             File Number)     Identification no.)

    635 Madison Avenue, 15th Floor, New York, NY             10022
    --------------------------------------------           ---------
     (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code  (646)-502-1800


         --------------------------------------------------------------
         (Former name or former address, if changed since last report).

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Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Zanett, Inc., a Delaware corporation, filed a Current Report on Form 8-K on March 7, 2005, describing its acquisition of Whitbread Technology Partners, Inc., a Massachusetts corporation ("WTP"). This Current Report on Form 8-K/A amends the previously filed Form 8-K to include the financial information required by Item 9.01 of Form 8-K. This Current Report on Form 8-K/A contains forward looking statements that involve risks and uncertainties relating to this acquisition and actual results and developments may differ materially from those described in this amended Current Report. For more information about the Company and risks relating to investing in the Company, refer to the Company's annual report on Form 10-KSB for the year ended December 31, 2004.

Item 2.01.  Completion of Acquisition or Disposition of Assets

Zanett, Inc., ("Zanett" or the "Company"), is an information technology ("IT") company that provides customized, mission-critical IT solutions to Fortune 500 corporations, mid-market companies, and classified government agencies involved in Homeland Defense and Homeland Security. The Company operates in two segments:
Commercial Solutions and Government Solutions. Collectively, the Company and its solutions practices are referred to as The IT Commonwealth TM (the "Commonwealth"). The Commonwealth's overarching mission is to provide custom solutions that exceed client expectations, are delivered on time and within budget, and achieve superior results.

The Company's growth strategy consists of both expanding existing operations and growing by acquisition.

On March 1, 2005 (the "Closing"), Zanett, Inc. (the "Company") entered into a Stock Purchase Agreement (the "Agreement") with Whitbread Technology Partners, Inc. ("Whitbread") and Joel D'Arcy, the sole shareholder of Whitbread (the "Shareholder"). Pursuant to the Agreement, effective as of March 1, 2005, the Company acquired all of the issued and outstanding capital stock of Whitbread from the Shareholder.

Whitbread was founded in January 2000 to offer custom enterprise resource planning solutions to customers using the Oracle E-Business Suite software applications. Based outside Boston, its operations are focused in the New England region. Oracle has recognized the performance of Whitbread on both a regional and national level, awarding Whitbread its highest recognition as a Certified Advantage Partner. Whitbread's key service areas include: project management, business and functional consulting, technical services, application support, and training.

The total consideration to be paid by the Company to the Shareholder will be comprised of initial consideration, a purchase price adjustment based on the level of Whitbread's net working capital at Closing, future contingent consideration and a final consideration payment.

The initial consideration consisted of $1,632,000 in cash and 128,302 shares of the Company's common stock ("Common Stock"), of which 19,245

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were issued into escrow to secure certain obligations of the Shareholder under the Agreement. The Common Stock issued was valued at $569,278 based on the average closing price of the Common Stock for the three trading days immediately preceding the Closing based on the fact that the acquisition was announced after the date of Closing. The initial consideration will be adjusted by the amount that net working capital at Closing was greater than or less than the benchmark level of working capital to have been provided by Whitbread of $350,000 as of March 31, 2005. In the case that the Net Working Capital at Closing is less than $350,000, then any amount of adjustment owing by the Shareholder shall be limited to a maximum of $102,000.

The Shareholder is eligible to receive contingent consideration in each of three successive annual performance periods commencing April 1, 2005 based upon WTP attaining specified earnings and revenue targets in each period. The contingent consideration in each period consists of a payment of $238,000 in cash and the issuance of a number of shares of Common Stock determined by dividing $238,000 by the average closing price of Common Stock for the 15 trading days immediately preceding the last day of the applicable annual performance period. For accounting purposes, the value of the Common Stock issued as contingent consideration for the performance periods will be determined based on the closing price of the Common Stock upon the resolution of the contingencies.

The annual contingent consideration will be paid to the Shareholder only if Whitbread's earnings before interest, taxes, depreciation and amortization ("EBITDA"), as defined in the Agreement, and revenue equal or exceed certain thresholds specified in the Agreement. Pursuant to the Agreement, the total contingent cash payments and contingent stock payments payable to the Shareholder for all annual performance periods shall not exceed $1,428,000 in the aggregate.

The final consideration is payable to the Shareholder on March 1, 2009, and will consist of $241,500 in cash and the issuance of a number of shares of Common Stock determined by dividing $143,000 by the average closing price of Common Stock for the 15 trading days immediately preceding March 1, 2006. The Company recorded these amounts at their present value of $357,674 based on interest rates applicable at the date of acquisition. The difference between the fair value and the actual payments will be recorded as interest expense over the deferral periods.

The maximum aggregate consideration will be approximately $4.1 million, of which approximately $2.3 million was paid at Closing as the initial consideration and approximately $1.8 million will be paid as contingent consideration. The Company estimates that transaction costs associated with the acquisition of WTP will total approximately $275,000.

The Common Stock issued or issuable to the Shareholder pursuant to the Agreement (the "Shares") is subject to certain transfer restrictions until March 1, 2010 pursuant to the lock-up agreement executed by the Shareholder, subject to certain limited exceptions. In connection with the Agreement, the Shareholder also entered into a non-competition agreement with Whitbread.

The Company borrowed $1,900,000 from its senior, secured, $5 million revolving credit facility from Fifth Third Bank in order to fund the initial cash consideration and transaction costs.

A copy of the Stock Purchase Agreement was Exhibit 2.1 to the Current Report on Form 8-K filed on March 7, 2005. The foregoing description

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is qualified in its entirety by reference to the foregoing agreement previously filed as an Exhibit.

Item 9.01   Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The audited financial statements of Whitbread Technology Partners, Inc., as of December 31, 2004 and 2003 and for the years then ended, together with the accompanying Independent Auditors' Report, are set forth in Exhibit 99.1.

(b) Unaudited Pro Forma Financial Information

The unaudited pro forma condensed combining financial information for Zanett, Inc. and Whitbread Technology Partners, Inc., for the periods reflected therein, is set forth in Exhibit 99.2.

(c) Exhibits

2.1      Stock Purchase Agreement (*)
99.1 Financial statements of Whitbread Technology Partners, Inc., for the years ended December 31, 2004 and 2003
99.2 Pro Forma Condensed Combining Financial Information for Zanett, Inc. and Whitbread Technology Partners, Inc.

(*) Exhibit incorporated by reference to the Company's Current Report on Form 8-K filed on March 7, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  ZANETT, INC.


Date:   May 17, 2005                        by:   /s/ Jack M. Rapport
                                                  ------------------------------
                                                  Name:  Jack M. Rapport
                                                  Title: Chief Financial Officer

Index to Exhibits

2.1      Stock Purchase Agreement (*)
99.1 Financial statements of Whitbread Technology Partners, Inc., for the years ended December 31, 2004 and 2003
99.2 Pro Forma Condensed Combining Financial Information for Zanett, Inc. and Whitbread Technology Partners, Inc.

(*) Exhibit incorporated by reference to the Company's Current Report on Form 8-K filed on March 7, 2005.

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